UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
518 Seventeenth Street, 17th Floor, Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On May 20, 2021, Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) issued a letter to its stockholders and a letter to financial professionals regarding the transaction described under Item 8.01 below. Copies of such letters are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events

Anticipated Sale by affiliates of Black Creek Group LLC (together with its affiliates, “Black Creek Group”) of U.S. real estate investment advisory and distribution business to Ares

On May 20, 2021, affiliates of Black Creek Diversified Property Advisors Group LLC (the “Sponsor”), the sponsor of the Company, entered into a definitive agreement to sell Black Creek Group’s U.S. real estate investment advisory and distribution business, including Black Creek Diversified Property Advisors LLC (the “Advisor”), the external advisor of the Company, to Ares Holdings L.P. (“Ares”), an affiliate of Ares Management Corporation (“Ares Management”). The transaction is expected to close during the third quarter. Ares Management is a leading global alternative investment manager operating integrated groups across credit, private equity, real estate and strategic initiatives with approximately $197 billion of assets under management and over 1,450 employees operating across more than 25 offices in over 10 countries in North America, Europe and Asia as of December 2020.

We believe that Ares Management intends to continue to operate the business of Black Creek Group consistent with past practice. The principals of Black Creek Group, the rest of the management team and our current officers are expected to continue to serve in their roles for the foreseeable future, although certain Ares Management personnel are expected to join our board of directors and the Advisor’s investment committee. We expect that our advisory agreement with the Advisor will formally be assigned, subject to the approval of our board of directors, to an Ares registered investment adviser upon closing of the transaction. We intend to continue to operate as a NAV-based perpetual life REIT primarily focused on investing in and operating a diverse portfolio of real property. Any changes to our board of directors, management team or investment policies will require approval of our board of directors. Although such changes may be made in the future, no such changes have been approved at this time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Letter to stockholders
99.2	Letter to financial professionals

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements describing the pending transaction between Ares and affiliates of the Sponsor described in this Current Report on Form 8-K, the expected timing thereof and our beliefs and intentions with respect to ongoing operations following the transaction with Ares. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Such factors may include, but are not limited to, the occurrence of any event, change or other circumstances that could cause the transaction not to be consummated and the effect of the announcement of the transaction on the ability of the Company and the Advisor to retain key personnel, maintain relationships with the Company’s customers, continue to raise capital at rates similar to or greater than current rates, and maintain the Company’s operating results and business generally. In addition, these forward-looking statements reflect the Company's views as of the date on which such statements were made. Subsequent events and developments may cause the Company’s views to change. For a discussion of additional factors that could lead to actual results being materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent periodic reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
May 20, 2021
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer